N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Disciplined Value Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		570,134		0.12		4,566,228	8.80
Class B		20,516		0.07		265,603		8.75
Class C		10,912		0.08		175,107		8.73
Class I		1,861,105	0.13		11,158,796	8.77



Evergreen Enhanced S&P 500 Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		2,096,218	0.09		22,802,702	9.20
Class B		31,605		0.04		772,676		8.72
Class C		39,798		0.04		1,106,402	8.90
Class I		6,151,474	0.11		52,752,013	9.25
Class IS	297,285		0.09		3,246,013	9.20


Evergreen Equity Income Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,549,370	0.11		14,191,223	12.36
Class B		48,016		0.04		1,094,760	12.24
Class C		41,955		0.04		969,241		12.21
Class I		3,342,114	0.13		26,022,773	12.36
Class R		54		0.06		986		12.40


Evergreen Fundamental Large Cap Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		2,968,429	0.14		21,026,573	15.74
Class B		260,252		0.10		2,561,800	14.53
Class C		249,507		0.09		2,700,529	14.53
Class I		1,723,402	0.18		9,158,840	16.01



Evergreen Fundamental Mid Cap Value Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,775		0.04		53,254 		6.35
Class B		0		0.00		32,966		6.34
Class C		3,405		0.02		63,640		6.32
Class I		2,472		0.05		80,230		6.36

Evergreen Golden Core Opportunities Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0.00		2,541,271	5.24
Class B		0		0.00		654,939		5.21
Class C		0		0.00		596,410  	5.21
Class I		0		0.00		1,965,285	5.26


Evergreen Golden Large Cap Core Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		4,731		 0.07		78,922 		6.06
Class B		232		 0.00		54,770		6.09
Class C		3,725	 	 0.03		147,217		6.06
Class I		31,646		 0.09		366,893		6.06


Evergreen Golden Mid Cap Core Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0.00		63,273		5.61
Class B		0		0.00		51,133		5.57
Class C		0		0.00		62,811  	5.57
Class I		6,418		0.02		371,030		5.60

Evergreen Intrinsic Value Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		496,227		0.04		11,342,630	6.71
Class B		0	        0.00		1,411,891	6.67
Class C		0	        0.00		2,331,632	6.67
Class I		1,920,931	0.05		39,007,918	6.73


Evergreen Small Cap Value Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		4,754		0.00		4,340,948	6.89
Class B		0		0.00		463,459		6.66
Class C		0		0.00		529,339		6.66
Class I		46,206		0.01		3,426,777	7.30


Evergreen Special Values Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		5,681,885	0.19		29,351,926	12.07
Class B		81,677		0.02		4,108,579	11.63
Class C		74,846		0.02		2,897,349	11.66
Class I		8,681,450	0.25		35,259,590	12.15
Class R		43,642		0.15		291,781		11.98